AMENDED AND RESTATED
SECURED PROMISSORY NOTE

$3,483,103.49                                                           August 1, 2004
  Promise To Pay. FOR VALUE RECEIVED, HERITAGE HILLS RETIREMENT, INC., a North Carolina corporation (“Borrower”), promises to pay to HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation (“Lender”), or order, on the Maturity Date, as hereinafter defined, or earlier as otherwise provided herein, the principal sum of THREE MILLION FOUR HUNDRED EIGHTY-THREE THOUSAND ONE HUNDRED THREE AND 49/100 DOLLARS ($3,483,103.49), plus interest thereon at the Interest Rate (as defined below) from and including the date hereof (or at the Default Rate (as defined below) and pursuant to Section 7 below), until paid in full, in accordance with the terms contained herein.
  Loan Documents. This Note is given pursuant to that certain Loan Agreement dated as of January 26, 1996 by and between Borrower and Lender and executed for certain limited purposes by Emeritus Corporation, a Washington corporation (“Guarantor”), as guarantor, in order to evidence the Loan (as defined in the Loan Agreement), as amended by the terms of the Amendment of Loan Documents (the “Loan Agreement”). The Loan evidenced by this Note is secured by that certain Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing executed and delivered January 26, 1996 by Borrower, as amended by the terms of the Amendment of Loan Documents (the “Deed of Trust”). The Loan Agreement, this Note, the Deed of Trust, and all other agreements, documents and instruments securing or relating to the Loan, will hereinafter be referred to collectively as the “Loan Documents.”
  Definitions of Certain Terms. As used in this Note, certain terms shall have the meanings hereinafter set forth:
    “Amendment of Loan Documents” shall mean that certain Amendment of Loan Documents dated as of the date hereof between Borrower, Lender and Guarantor.
    “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, New York are authorized, or obligated, by law or executive order, to close.
    “Default Rate” shall mean the Interest Rate plus five percent (5%) per annum (i.e., the Interest Rate shall be increased to said Default Rate).
    “Highest Lawful Rate” shall mean the maximum nonusurious interest rate permitted to be charged or collected by Lender under applicable law.
    “Interest Rate” The initial interest rate will be nine and ninety-four one-hundredths percent (9.94%). Beginning on February 1, 2005, and on each February 1 thereafter, the interest rate will increase 10 basis points each year.
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    “Maturity Date” shall mean the first to occur of:
      January 31, 2011; or
      Acceleration of the unpaid principal balance of this Note in accordance with the terms hereof.
    “Monthly Payment Amount” shall mean for each month during the term of this Note the respective amounts set forth on Exhibit “A” attached hereto and by this reference incorporated herein, which amounts were calculated based upon a twenty-five (25) year amortization from the date of the Original Note (as defined below) and reflect the applicable Interest Rate pursuant to Section 3.5 above.
    “Prepayment” shall mean a prepayment in whole or in part of the unpaid principal balance of this Note before the Maturity Date, including any acceleration of such unpaid principal balance in accordance with the terms hereof; provided, however, that the portion of the Monthly Payment Amount paid by Borrower to Lender pursuant to Section 4 below which is applied to the unpaid principal balance from time to time outstanding under this Note shall not be deemed a “Prepayment.”
    “Prepayment Premium” shall mean an amount determined pursuant to Exhibit “B” attached hereto and by this reference incorporated herein.
    “Subject Property” shall mean that certain real property and other collateral described in and encumbered by the Deed of Trust.
    Other Terms. Any other capitalized term not defined in this Note shall have the meaning given to such term in the Loan Agreement or the other Loan Documents.
  Principal and Interest Payment Schedule. Beginning on the date of this Note, and continuing on the first day of each calendar month thereafter, through the Maturity Date, Borrower shall pay a principal and interest installment equal to the Monthly Payment Amount. The entire unpaid principal balance of this Note, plus all accrued but unpaid interest, shall be due and payable on the Maturity Date.
  Place and Manner of Payment. All payments hereunder shall be made by check or wire transfer to accounts specified by Lender. All payments under this Note shall be made in lawful money of the United States of America. Any payments received by Lender pursuant to the terms hereof shall be applied first to the payment of any sums, other than principal and interest under this Note, due Lender pursuant to the terms of this Note or any of the other Loan Documents, next to the payment of interest accrued to the date of such payment, and then to the payment of principal. Interest due hereunder shall be computed on the basis of a three hundred sixty (360) day year and the actual number of days elapsed. Except as expressly stated otherwise, all references in any of the other Loan Documents to the rate of interest applicable under this Note shall mean the Interest Rate as defined in Section 3.5 above and as may be increased to the Default Rate as provided in Section 7 below.
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  Late Charge. If Borrower shall fail to make any payment of principal and interest on or before fifteen (15) days after the date on which the same is due and payable hereunder, a late charge shall be immediately due and payable from Borrower to Lender. Borrower recognizes that a default in making the payments herein agreed to be made as and when due will result in Lender’s incurring additional expenses in servicing this Note and the other Loan Documents, in loss to Lender of the use of the money due, and in frustration to Lender in meeting its other commitments, and that it is extremely difficult and impractical to ascertain the extent of such damages. Accordingly, Borrower agrees that the late charge for any such payment that is not paid on or before the date when due shall be an amount equal to FOUR CENTS ($.04) for each ONE DOLLAR ($1.00) of each payment which becomes so delinquent, as a reasonable estimate of the said damages to Lender, which sum shall be immediately due and payable.
  Default Rate. Notwithstanding anything to the contrary herein, upon the occurrence of any Default (as defined in the Loan Agreement), and thereafter for so long as any Default is continuing, (a) the interest due under this Note shall be equal to the Default Rate, and (b) accrued but unpaid interest due hereunder and all other sums due under any provision of any of the other Loan Documents shall be added monthly, on the first (1st) day of each calendar month, to the principal amount due hereunder and shall thereafter bear interest at the Interest Rate or Default Rate, as applicable. In no event shall the compounding of interest or the increase of the Interest Rate to the Default Rate as set forth herein be deemed to be a cure of any Default.
  Prepayment. Borrower shall have the right to make a voluntary Prepayment of all but not part of the then outstanding principal balance due under this Note at any time upon not less than thirty (30) days’ prior notice of such Prepayment to Lender, which notice shall state the date of Prepayment; provided, however, that Borrower shall pay to Lender the Prepayment Premium determined pursuant to Exhibit “B” hereto with respect to the subject Prepayment. Upon receipt of such notice, Lender shall notify Borrower of the amount and basis of determination of the Prepayment Premium. On or before the Prepayment Date, Borrower shall pay to Lender the Prepayment Premium, together with the amount of the principal being prepaid and all accrued interest and other sums due under this Note. Borrower agrees that Lender shall not be obligated actually to reinvest the amount prepaid in any Treasury obligations as a condition precedent to receiving the Prepayment Premium. Borrower’s obligation to pay the Prepayment Premium shall apply with respect to the occurrence of any Prepayment (e.g., by reason of a voluntary Prepayment in accordance with the immediately preceding sentence or by reason of an involuntary Prepayment following Lender’s application of any condemnation or casualty proceeds from the Subject Property or by reason of any acceleration of the unpaid principal balance of this Note in accordance with the terms hereof), regardless of when such Prepayment occurs.
  Due On Sale and Encumbrance. Borrower acknowledges that (a) the financial stability and managerial and operational ability of Borrower were and are a substantial and material consideration to Lender and, in reliance thereon, Lender has agreed to enter into the Loan Agreement with Borrower evidenced by the Loan Documents, and (b) the transfer of the Subject Property or any portion thereof or interest therein, or a change in the person or entity operating and managing the Subject Property or Borrower may significantly and materially alter
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or reduce Lender’s security for this Note. Accordingly, upon any Transfer (as defined in the Deed of Trust) without Lender’s prior written consent, which will be determined in Lender’s sole and absolute discretion (unless otherwise permitted under the Deed of Trust), Lender may, at its option, and without demand or notice, declare all sums under this Note and any of the other Loan Documents immediately due and payable. Notwithstanding the foregoing, the Loan may be assumed by an Affiliate of the Borrower and the Subject Property may be sold to an Affiliate of the Borrower without Lender’s prior written consent (including, in each case, pursuant to a merger between Borrower and Guarantor in which Guarantor is the surviving party and if Guarantor assumes the obligations hereunder); provided, however, in such event (unless Borrower is merged out of existence pursuant to a merger between Borrower and Guarantor as described above) Borrower shall not be released from any of its obligations with respect to the Loan Documents. Consent to one such Transfer shall not be deemed to be a waiver of Lender’s right to require consent to future or successive Transfers.
  Defaults. Upon the occurrence of a Default (as defined in the Loan Agreement), Lender may exercise any of the remedies available to it under each of the Loan Documents, including the option to declare immediately due and payable the entire unpaid principal balance of this Note together with all accrued and unpaid interest and other charges due and payable by Borrower to Lender. Upon the occurrence of the Maturity Date by reason of such acceleration, the Prepayment Premium shall be immediately due and payable. Borrower agrees to pay all costs of collection when incurred by Lender. In addition, if any attorney is engaged by Lender to enforce or defend any provision of this Note, to collect any amounts due under this Note or as a consequence of any Default, with or without filing of any legal action or proceeding, then Borrower shall pay on demand all reasonable attorneys’ fees (as defined in the Loan Agreement) incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid, at the Interest Rate or Default Rate, as applicable.
  Related Instruments. This Note is secured by the Deed of Trust and all other instruments from Borrower and any other person or entity in favor of Lender which recite that this Note is to be secured thereby, it being the intention of Lender and Borrower that this Note shall remain in effect and continue to be secured until all obligations of Borrower to Lender hereunder have been fully satisfied. All representations and covenants of Borrower herein shall survive the maturity of and the repayment in full of the principal amount owed under this Note.
  Relationship of Lender and Borrower as Creditor and Debtor Only. Lender and Borrower intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Note or in any of the other Loan Documents or instrument made in connection with the Loan shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Lender and Borrower. As a material part of the consideration for the Loan, Borrower hereby agrees to indemnify and hold harmless Lender from and against any and all liabilities, damages, claims, demands, costs and expenses (including without limitation the costs and expenses of defending or settling any claims or demands, and all reasonable attorneys’ fees and disbursements of legal counsel engaged or employed by Lender in defending or settling such claims or demands) resulting from any claim
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or demand that the parties’ relationship be construed in a manner contrary to the intent expressed in the foregoing sentences.
  Miscellaneous.
    Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be addressed as follows:
  If to Lender
  :
  Health Care Property Investors, Inc.
  3760 Kilroy Airport Way
  Suite 300
  Long Beach, California 90806
  Attn: Legal Department
  Fax No.: (562) 733-5200

  with a copy to
  :
  Latham & Watkins LLP
  650 Town Center Drive
  20
  th
  Floor
  Costa Mesa, California 92626
  Attn: David C. Meckler, Esq.
  Fax No.: (714) 755-8290

  If to Borrower
  :
  Heritage Hills Retirement, Inc.
  c/o Emeritus Corporation

  3131 Elliott Avenue, Suite 500
  Seattle, Washington 98121
  Attention:   Raymond R. Brandstrom
  Facsimile:   (206) 301-4500

  with a copy to
  :
  The Nathanson Group, PLLC
  1520 Fourth Ave., Sixth Floor
  Seattle, Washington 98101
  Attn: Randi S. Nathanson, Esq.
  Fax No.: (206) 623-1738

  or such other addresses as either party may from time to time specify in writing to the other in accordance with this notice provision. All notices hereunder shall be effective (a) three (3) days
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  after deposit in the United States mail, postage prepaid, registered or certified mail, return receipt requested, or (b) upon delivery, if delivered in person to the address set forth above, or (c) upon delivery, if sent by commercial express service, such as Federal Express, or (d) upon confirmation of receipt in legible form, if sent by facsimile which provides written proof of delivery, except that notices of change of address shall be effective ten (10) days after the effective date of any other type of notice hereunder.
    Continuing Obligation. Lender’s right to receive interest and the Prepayment Premium (if applicable) hereunder shall be a continuing obligation of Borrower, which shall continue notwithstanding payment of the principal amount due under this Note.
    Security. Borrower agrees that Lender may, without notice to Borrower and without affecting the liability of Borrower, accept additional or substitute security for this Note or release any security or any party liable for this Note, including any guarantor, or extend or renew this Note.
    Interest Limitation. None of the terms and provisions contained herein or in any Loan Document shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the Highest Lawful Rate. In such event, if Lender shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the Highest Lawful Rate, all such sums deemed to constitute interest in excess of such Highest Lawful Rate shall, at the option of Lender, be credited to the payment of the next sum due hereunder or returned to Borrower.
    No Waiver. No failure to exercise, and no delay in exercising any right, power or remedy hereunder or under any document delivered pursuant hereto or in connection with the Loan, shall impair any right, power or remedy which Lender may have, nor shall any such delay be construed to be a waiver of any such rights, powers or remedies or an acquiescence in any breach or default under this Note or any document delivered pursuant hereto or in connection with the Loan, nor shall any waiver of any breach or default of Borrower be deemed a waiver of any default or breach subsequently occurring.
    Severability. In case any one or more of the provisions contained in this Note should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
    Amendments. No provisions of this Note may be amended, modified, supplemented, changed, waived, discharged or terminated unless Lender consents thereto in writing.
    Merger. THIS NOTE AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE LENDER AND THE OTHER PARTIES HERETO AND THERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE
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  CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN OR ORAL AGREEMENTS BETWEEN THE PARTIES.
    Time of the Essence. Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein in which time of performance is a factor.
    Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAWS.
    Waiver of Right to Trial by Jury. BORROWER ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTIONS OF THE UNITED STATES AND THE STATE OF CALIFORNIA AND THE STATE IN WHICH THE SUBJECT PROPERTY IS LOCATED. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER EXPRESSLY AND KNOWINGLY WAIVES AND RELEASES ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS NOTE, AND AGREES THAT LENDER MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
  _/s/ WMS___
  ______________
  Borrower’s Initials

    Joint and Several Liability. If Borrower consists of more than one person or entity, their obligations under this Note shall be joint and several.
    Business Purpose. Borrower represents and warrants that the obligations represented by this Note arose solely from a business or commercial transaction.
    Amendment and Restatement. This Note amends, consolidates and restates in its entirety that certain Secured Promissory Note dated January 26, 1996 made by Borrower in favor of Lender in the original principal amount of Three Million Nine Hundred Ninety-One Thousand One Hundred Ninety Dollars ($3,991,190) (the “Original Note”). Notwithstanding the foregoing amendment, consolidation and restatement of the Original Note, Borrower shall remain responsible for all obligations of the Borrower under the Original Note which have accrued on or before the date hereof until full and complete payment and/or performance of the same.
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  IN WITNESS WHEREOF, Borrower has caused this Note to be executed under seal by its duly authorized officers on July ____, 2004, to be effective on and as of the date first above written.
“Borrower”
[Corporate Seal]	HERITAGE HILLS RETIREMENT, INC., a North Carolina corporation
Attest:	By: /s/ Willam M. Shorten

/s/ Raymond R. Brandstrom	Name: William M. Shorten

Raymond R. Brandstrom Secretary	Its: Director of Real Estate Finance

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  EXHIBIT A
  SCHEDULE OF MONTHLY PAYMENTS

Period	Interest Rate	Monthly Payment Amount

August 1, 2004 – January 31, 2005	9.94%	$35,852.89

February 1, 2005 – January 31, 2006	10.04%	$36,067.01

February 1, 2006 – January 31, 2007	10.14%	$36,272.37

February 1, 2007 – January 31, 2008	10.24%	$36,468.47

February 1, 2008 – January 31, 2009	10.34%	$36,654.79

February 1, 2009 – January 31, 2010	10.44%	$36,830.77

February 1, 2010 – January 31, 2011	10.54%	$36,995.85

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  EXHIBIT B
  CALCULATION OF PREPAYMENT PREMIUM

  The prepayment premium will equal the Present Value of the Loan (as defined below) evidenced by this Note, less the amount of principal being prepaid including accrued interest, if any, calculated as of the date the subject Prepayment is made.
  For purposes of determining the Prepayment Premium, the following terms shall have the following meanings:
  (a)   The “Discount Rate” is the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually.
  (b)   The “Present Value of the Loan” will be determined by discounting all scheduled payments of principal and interest (i.e., at the Interest Rate or the Default Rate, as applicable) remaining to be paid under this Note through and including the Maturity Date (including any final balloon payment of principal at the Maturity Date), attributed to the amount being prepaid, at the Discount Rate. If a Prepayment occurs on a date other than a date on which a Monthly Payment Amount is regularly scheduled to be made, the actual number of days remaining from the Prepayment Date to the next regularly scheduled Monthly Payment Amount payment date will be used to discount within this period.
  (c)   The “Treasury Rate” is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of the Loan evidenced by this Note, as reported in the Wall Street Journal two Business Days prior to date of the subject Prepayment. The rate will be determined by linear interpolation between the yields reported in the Wall Street Journal, if necessary. (In the event the Wall Street Journal is no longer published, Lender will select a comparable publication to determine the Treasury Rate.)
  Borrower acknowledges and agrees that the Prepayment Premium described above is directly related to damages that Lender will suffer as a result of a Prepayment of this Note. Any involuntary partial Prepayments of principal under this Note shall not entitle Borrower to have the remaining payments of principal and interest due under this Note reduced by reamortizing the remaining unpaid principal balance due under this Note after such partial Prepayment or by applying such partial Prepayment to the next payment of principal and interest due under this Note.
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